AMENDMENT 2008-1

MERCURY GENERAL CORPORATION

PROFIT SHARING PLAN

WHEREAS, Mercury General Corporation (the “Company”) maintains the Mercury General Corporation Profit Sharing Plan (the “Plan”); and

WHEREAS, pursuant to Section 9.1 of the Plan, the Company is authorized to amend the Plan; and

WHEREAS, the Company desires to amend the Plan to reflect certain changes in the newly adopted automatic enrollment procedures put into effect as of January 1, 2008; and

WHEREAS, the Company desires to amend the Plan to reflect certain changes in eligibility provisions in Section 2.1(b) with respect to automatic enrollment in the Plan.

NOW, THEREFORE, the Plan is amended, effective as of the dates specified below, as follows.

1. The Section 2.1(b) of the Plan is hereby amended by adding the following new paragraph at the end thereof, effective September 1, 2008, to read as follows:

“Notwithstanding the foregoing, effective September 1, 2008, each Employee who becomes an Eligible Employee on or after September 1, 2008 shall become eligible to make Compensation Deferrals to the Plan in accordance with Section 3.2 (and to receive allocations of Employer Matching Contributions on such Compensation Deferrals in accordance with Section 3.3) as of the first day of the month next following the latest of (1) the completion of 60 days of employment as an Employee of the Company, (2) his attainment of age 18, or (3) the date on which he becomes an Eligible Employee.”

IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute this amendment to the Plan this 29th day of August, 2008.

MERCURY GENERAL CORPORATION

By: /s/ GABRIEL TIRADOR

Its: President